As filed with the Securities and Exchange Commission on December 27, 1994
                                                  Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                       JEFFERSON SMURFIT CORPORATION
        (Exact name of registrant as specified in its charter)

               DELAWARE                             43-1531401
       (State of incorporation)          (I.R.S. Employer Identification No.)

     8182 Maryland Avenue, St. Louis, Missouri              63105
    (Address of principal executive offices)              (Zip code)


             JEFFERSON SMURFIT CORPORATION 1992 STOCK OPTION PLAN
                      (Full title of the plan)

                            John R. Funke
                Vice President and Chief Financial Officer
             8182 Maryland Avenue, St. Louis, Missouri  63105
                           (314) 746-1100

          (Name, address and telephone number, including area code,
                         of agent for service)

                               Copy to:

                           Lou R. Kling, Esq.
               Skadden, Arps, Slate, Meagher & Flom
                919 Third Avenue, New York, New York  10022
                           (212) 735-3000

                       CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                               Proposed         Proposed       Amount of
 Title of       Amount to      Maximum          Maximum        Registration
 Securities     be             Offering Price   Aggregate      Fee
 to be          Registered     Per Share        Offering
 Registered                    (1)(2)           Price (2)
______________________________________________________________________________
 Common Stock,
 par value
 $0.01 per
 share        8,050,000 shares  $14.875        $119,743,750.00  $41,290.95


(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the Nasdaq Stock Market on
    December 20, 1994, within five business days prior to filing.
(2) Estimated solely for the purpose of calculating the registration fee.




 PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        Incorporated by reference in this Registration Statement are the following documents filed by the registrant, JEFFERSON
   SMURFIT CORPORATION, a Delaware corporation (the
   "Registrant"), with the Securities and Exchange Commission
   (the "Commission"):

             (a)  The Registrant's Registration Statement on Form
                  S-1 (File No. 33-75520), as amended;

             (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1994, June 30, 1994 and March 31, 1994; and

             (c) The description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), contained in the Registrant's Report on Form 8-A (File No. 0-23876), including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters with respect to the offering of the shares of Common Stock registered hereby and the interests in the employee benefit plan described herein have been passed upon by Michael E. Tierney, Esq., Vice President, General Counsel and Secretary of Jefferson Smurfit Corporation. Mr. Tierney has options to acquire shares of Common Stock of Jefferson Smurfit Corporation.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-Laws of the Registrant provide the Registrant with the authority to indemnify its directors, officers, employees and agents to the full extent allowed by Delaware law. The Registrant maintains an insurance policy which provides directors and officers of the Registrant with coverage in connection with certain events, whether occurring before or after the consummation of the Registrant's initial public offering.

        See Item 9 for the Registrant's undertaking with respect to indemnification.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

   Exhibit No.    Description

    4.1      Restated Certificate of Incorporation of the
             Registrant.

    4.2      By-Laws of the Registrant.

    4.3      Form of certificate for the Registrant's Common
             Stock.

    5.1 Opinion of Michael E. Tierney, Esq. regarding the legality of the securities being registered.

   23.1      Consent of Michael E. Tierney, Esq.  (included in
             Exhibit 5.1).

   23.2      Consent of Ernst & Young LLP, St. Louis, Missouri.

   24.1      Powers of Attorney.


   ITEM 9.   UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i)  to include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events
                    arising after the effective date of the
                    Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) to include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the Registration
                    Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 27th day of December, 1994.


                          JEFFERSON SMURFIT CORPORATION

                          By   /s/ John R. Funke
                               ________________________
                               John R. Funke
                                 Vice President and Chief
                                   Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                TITLE                          DATE

          *             Director, Chairman of the Board
_____________________
Michael W.J. Smurfit

          *             Director, President and Chief Executive
_____________________   Officer (Principal Executive Officer)
  James E. Terrill

/s/ John R. Funke       Vice President and Chief Financial    December 27, 1994
_____________________   Officer (Principal Financial and
    John R. Funke       Accounting Officer)

          *             Director
______________________
  Howard E. Kilroy

          *             Director
______________________
  Donald P. Brennan

          *             Director
______________________
  Alan E. Goldberg

          *             Director
______________________
 G. Thompson Hutton

          *             Director
______________________
   David R. Ramsay

          *             Director
______________________
  James R. Thompson

                               *By /s/ John R. Funke
                                   ___________________________
                                       John R. Funke
                                      Attorney-in-Fact
                                      December 27, 1994



                         LIST OF EXHIBITS

Exhibit No.      Description

 4.1             Restated Certificate of Incorporation of the
                 Registrant.

 4.2             By-Laws of the Registrant.

 4.3             Form of certificate for the Registrant's Common Stock.

 5.1 Opinion of Michael E. Tierney, Esq. regarding the legality of the securities being registered.

23.1             Consent of Michael E. Tierney, Esq.  (included in
                 Exhibit 5.1).

23.2             Consent of Ernst & Young LLP, St. Louis, Missouri.

24.1             Powers of Attorney.